Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Thursday, March 16, 2006

(713) 651-4300

KEY ENERGY PROVIDES FEBRUARY RIG HOURS

AND SELECTED FINANCIAL DATA

HOUSTON, TX, March 16, 2006 – Key Energy Services, Inc. (Pink Sheets: KEGS) today provided an operational and financial update, including its February 2006 rig and trucking hours, and unaudited selected financial data for the month ended  January 31, 2006.

OPERATIONS UPDATE

Activity levels remain strong with the Company’s non-holiday weekly rig hours continuing to average over 52,000 hours per week. The Company has now received nine of its new well service rigs, of which five are in service. In addition, the Company has 210 well service rigs outfitted with the KeyView® system, creating the most technologically advanced well service rig fleet in the United States.

Commenting on recent operations, Dick Alario, Chairman and Chief Executive Officer, stated, “Despite the recent softening in natural gas prices, we have not experienced any slowdown in activity. In fact, recent meetings with select customers suggest that the softening in natural gas prices to currently projected levels should not have any meaningful impact on well service activity in the next two quarters. Furthermore, we continue to receive requests for additional equipment, which we continue to evaluate.”

The Company enhanced and expanded its employee vacation plan effective January 1, 2006. The change resulted in an increase in the Company’s vacation accrual by approximately $2.8 million in the month of January versus the month of December 2005.

1301 McKinney Street, Suite 1800, Houston, TX 77010

Mr. Alario concluded, “We are pleased with current activity levels and January financial results, including those in our pressure pumping and fishing and rental tool segment. Our recent improvement to our vacation plan has been enthusiastically received by our field personnel and is one reason our employee turnover rate has declined. We will continue to evaluate new ways to attract and retain qualified employees.”

OPERATING DATA

	For the month ending
	February 28, 2006	January 31, 2006	February 28, 2005
Working Days	20	21	20
Rig Hours	209,026	222,347	194,193
Trucking Hours	189,562	205,173	194,911

The Company calculates working days as total weekdays for the month less any company holidays that occur that month. For the month of March 2006, there are 23 working days.

SELECTED FINANCIAL DATA

The following selected financial information for the Company is for the month ended January 31, 2006. This unaudited information has been prepared by management in accordance with generally accepted accounting principles and has not been reviewed by the Company’s independent accountants. The table does not contain all the financial statement line captions and notes that would be presented for annual and quarterly information in the Company’s Annual Report on Form 10-K for December 31, 2006.

Month Ended
Select Statement of Operations Data:	January 31, 2006
(In thousands - Unaudited)

Revenue:
Well servicing	$88,589
Pressure pumping	16,267
Fishing and rental services	7,228
TOTAL REVENUE	$112,084

Costs and Expenses:
Well servicing	$57,134
Pressure pumping	9,302
Fishing and rental services	4,931
General and administrative	13,920
Interest (1)	3,389

Select Balance Sheet Data:	As of January 31, 2006
(In thousands - Unaudited)
Current Assets:
Cash and cash equivalents (2) (3)	$103,019
Accounts receivable, net of allowance for doubtful accounts, and accrued revenue	201,205
Inventory	17,412
Prepaid expenses and other current assets	27,840
TOTAL CURRENT ASSETS	$349,476

Current Liabilities:
Accounts payable	$93,033
Other accrued liabilities	85,257
Accrued interest	5,514
Current portion of long-term debt and capital lease obligations	11,223
TOTAL CURRENT LIABILITIES	$195,027

Long-term debt, less current portion (4)	$396,000
Capital lease obligations, less current portion	18,833
Deferred revenue	130
Non-current accrued expenses	34,098

NOTES

(1)	Interest expense includes amortization of deferred debt issue costs, discount and premium of approximately $169,000 for the month ended January 31, 2006.
(2)	Cash and short term investments at March 13, 2006 totaled approximately $101 million.
(3)	Capital expenditures were approximately $14 million for the month ended January 31, 2006.
(4)	There were no outstanding borrowings under the Company’s revolving credit facility at March 13, 2006.

The information herein represents the results for only one month and prior period and the information herein is not necessarily indicative of the results that may be reported for the quarter ended March 31, 2006 and the fiscal year ended December 31, 2006. The information herein is select financial data and does not represent a complete set of financial statements, which would include additional financial data and notes to financial statements. Until the restatement of the Company’s prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements. It is possible that the process of restating the prior year financial statements could require additional changes to the Company’s financial statements for 2006 that individually or in the aggregate could be material to the Company’s financial position, results of operations or liquidity.

Key Energy Services, Inc. is the world’s largest rig-based well service company. The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services. The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the  predictions for timing of filing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003, 2004 and 2005  financial statements; the impact of governmental investigations;  risks that the Company’s independent auditors might have audit adjustments which results in additional delay in the restatement process; risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases; possible over supply of new rigs coming into the market and weather risks;  risks that the Company will be unable to achieve budgeted financial targets and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.